UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

2027 Notes Redemption

On January 24, 2025, MicroStrategy Incorporated (the “Company”) announced that it delivered a notice of full redemption (the “Notice”) to the trustee of the Company’s outstanding 0.0% Convertible Senior Notes due 2027 (the “2027 Notes”). The aggregate principal amount of the 2027 Notes being redeemed is approximately $1.05 billion, which is equal to the current aggregate principal amount of 2027 Notes outstanding and held by investors. The Notice calls for the redemption of all of the outstanding 2027 Notes (the “Redemption”) on February 24, 2025 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid special interest, if any, to but excluding the Redemption Date, unless earlier converted.

As a result of the delivery of the Notice, at any time prior to 5:00 p.m., New York City time, on February 20, 2025, the 2027 Notes are convertible, at the option of the holders of the 2027 Notes, at the applicable conversion rate of 7.0234 shares of the Company’s class A common stock per $1,000 principal amount (reflecting a conversion price of $142.38 per share).

In the event that any holder delivers a conversion notice as provided in the indenture related to the 2027 Notes, the Company has elected to satisfy its conversion obligation with respect to each $1,000 principal amount of 2027 Notes by delivering solely shares of its class A common stock, together with cash in lieu of any fractional shares.

The information contained in Item 8.01 of this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any 2027 Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the Redemption. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the Redemption and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission October 31, 2024 and in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2025, and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2025	MicroStrategy Incorporated
(Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel